Exhibit 10.2
NON-STATUTORY STOCK OPTION AGREEMENT
     This STOCK OPTION AGREEMENT (“Agreement”) dated July 2, 2007, (“Grant Date”) is between INTERNATIONAL FUEL TECHNOLOGY, INC. (the “Company”), a Nevada corporation, and STUART D. BEATH a(n) employee of the Company (the “Optionee”).
     In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Optionee agree as follows:
SECTION 1. Grant of Option
     The Company hereby grants (the “Grant”) to the Optionee an option to purchase 200,000 shares of Common Stock of the Company at a purchase price per share equal to or above the closing price per share of the Company’s common stock quoted on the OTC market on the last trading date prior to the Grant Date (herein called “Option”) pursuant to the Company’s Amended and Restated 2001 Long Term Incentive Plan (the “Plan”). The Option shall be classified as a Non-statutory Stock Option as defined in the Plan. The Optionee and the Company agree that in order for the Option Grant to be legally binding, both the Optionee and the Company must sign this Agreement.
     Exercisability:
     1.1 The Option shall vest and become exercisable as follows:
     200,000 shares at an exercise price of $0.75 per share vesting 100% twenty-four (24) months from the Grant Date.
     1.2 The Option may be partially exercised from time to time within the limitations on exercisability set forth in Section 2.
     1.3 Subject to Section 4, the Option shall expire and cease to be exercisable after June 30, 2012.
SECTION 2. Method of Exercise
     The Option or any part thereof may be exercised by (i) Optionee giving written notice to the Company, which notice shall state the election to exercise the Option and the number of whole shares of Common Stock with respect to which the Option is being exercised and (ii) Optionee providing the Company with full payment for the aggregate exercise price for the shares being purchased. The Optionee may also exercise any part of the Option in a cashless transaction with a registered broker-dealer acting on behalf of the Optionee.

SECTION 3. Termination of Option
     3.1 Unvested Options. If the Optionee ceases to be an Employee or Consultant of the Company due to termination by the Company for Cause or termination by the Optionee for other than Good Reason (other than upon the Optionee’s Disability or death), all non-vested Options will automatically expire. If termination of employment by the Company is not for Cause or termination by Optionee is for Good Reason (other than upon the Optionee’s Disability or death), all Options vest immediately. Such vested Options will then expire according to the provisions set forth in Section 3.2 below.
     3.2 Vested Options. In the event that an Optionee of a Non-statutory Stock Option ceases to be an Employee or Consultant of the Company for any reason (other than upon such Optionee’s death), the Optionee may exercise all vested Options (to the extent that the Optionee was entitled to exercise such Options as of the date of termination) within the expiration of the term of the Options as set forth in the Option Agreement. If, however, the Optionee is terminated for Cause, the Optionee may exercise all vested Options only within such period of time ending on the earlier of (i) the date three months following such termination or (ii) the expiration of the term of the Options as set forth in the Option Agreement. If, after termination, the Optionee does not exercise the Options within the time period specified herein, the Options shall terminate.
     3.3 Upon the Optionee’s death or Disability, the Options shall terminate pursuant to the terms and conditions set forth in the Plan.
     3.4 References herein to an individual’s “employment” shall include any and all periods during which such individual (i) is a common law employee of the Company, or (ii) serves as an officer or director of, or consultant to, the Company, but is not otherwise a common law employee of the Company. The Optionee shall be deemed to have terminated employment when the Optionee completely ceases to be employed (within the meaning of the preceding sentence) by the Company. The Board of Directors (“Board”) of the Company may in its discretion determine (i) whether any leave of absence constitutes a termination of employment within the meaning of this Agreement, and (ii) the impact, if any, of any such leave of absence on the Option granted under this Agreement.
SECTION 4. Non-assignability
     No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the life of the Optionee, all rights granted to the Optionee under the Plan or under this Agreement shall be exercisable only by the Optionee.
SECTION 5. Withholding Taxes
     Whenever under the Plan shares of Common Stock are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

SECTION 6. Adjustments on Changes in Capitalization
     In the event of any increase or decrease, after the date of this Agreement, in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend, or other increase or decrease in such shares affected without receipt of consideration by the Company, the number of shares subject to the Option and the purchase price set forth in Section 1.1 shall be proportionately adjusted, provided, however, that any Option to purchase fractional shares resulting from any such adjustment shall be eliminated.
SECTION 7. Change of Control
     In the event that the Company undergoes a Change of Control, then all outstanding Options will vest immediately and be exerciseable for a period of one year from the date upon which the Change of Control occurs.
     For all purposes under the Plan, “Change of Control” shall mean (i) a merger or consolidation of the Corporation with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of the Corporation and the holders of voting securities of any other entity, in which the shareholders of the Corporation immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction; (ii) a dissolution of the Corporation; (iii) a transfer of all or substantially all of the assets of the Corporation in one transaction or a series of transactions occurring within a twelve month period to a “Person” or “Group” (as defined below); (iv) a transaction or a series of transactions occurring in which a Person or Group becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities; or (v) a majority of the members of the Corporation’s Board is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the Corporation’s Board prior to the date of the appointment or election; provided, however, that a “Change of Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee, or Corporation (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Corporation or any Subsidiary, (B) one or more of the “executive officers” of the Corporation that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control, or (C) one or more members of “senior management” as designated by the Chief Executive Officer from time to time, that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control. As used herein, “Person” and “Group” shall have the meanings set forth in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“1934 Act”), and “executive officer” shall have the meaning set forth in Rule 3b-7 promulgated under the 1934 Act. “Group” shall further be determined by the Plan Administrator to constitute “more than one person acting as a group.”

SECTION 8. Right of Discharge Reserved
     Nothing in the Plan or in this Agreement shall confer upon the Optionee the right to continue in the employment, or service of the Company, or affect any right which the Company may have to terminate the employment or service of the Optionee.
SECTION 9. No Rights as a Stockholder
     The Optionee shall not have any rights as a stockholder with respect to any shares subject to the Option until the date of the issuance of a stock certificate to Optionee for such shares. Except for adjustments made pursuant to Section 7, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or oilier property) for which the record date is prior to the date such stock certificate is issued.
SECTION 10. Definition of Common Stock
     The term “Common Stock” as used in this Agreement means the shares of voting common stock of the Company, par value $0.01 per share, as constituted on the date of this Agreement and any other shares into which such common stock shall thereafter be changed by reason of recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.
SECTION 11. Section Headings
     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.
SECTION 12. Notices
     Any notice to be given to the Company or the Committee hereunder shall be in writing and shall be addressed to the Company at 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105, or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath Optionee’s signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive the same.
SECTION 13. Successors and Assigns
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company, the heirs and personal representatives of the Optionee.

SECTION 14. Other Payments Or Awards
     Nothing contained in this Agreement shall be deemed in any way to limit or restrict the Company from making any award or payment to the Optionee under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
SECTION 16. Modification Of Agreement
     At any time and from time to time the Company may modify, extend or renew the Option; provided that no such modification, extension or renewal may (i) impair the Optionee’s rights under the Option in any respect (without the Optionee’s consent) or (ii) conflict with applicable rules under the Securities Act of 1934.
SECTION 17. Governing Law
     This Agreement will be governed by and construed in accordance with the laws of the State of Missouri without regard to the conflict of laws provisions.
SECTION 18. Defined Terms
     All capitalized terms shall be defined in accordance with the definitions of such terms as set forth in the Plan, unless otherwise indicated herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INTERNATIONAL FUEL TECHNOLOGY, INC.

/s/ Jonathan R. Burst, CEO

OPTIONEE

/s/ Stuart D. Beath

Stuart D. Beath
Address: